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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2007
MACKINAC FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	0-20167	38-2062816

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

130 South Cedar Street
Manistique, Michigan		49854

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (888) 343-8147
(not applicable)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 21, 2007, Mackinac Financial Corporation announced the appointment of Robert E. Mahaney to its board of directors. The board of directors, acting upon the recommendation of its Nominating Committee elected Mr. Mahaney as a board member effective January 1, 2008. Mahaney resides and owns businesses in Marquette. He is sole owner of Veridea Group, LLC, a commercial real estate development company that owns, develops, and manages office, retail, and multi-family properties in the Upper Midwest. Mahaney also is a partner in Mommaerts Mahaney Financial Services, a financial Planning and investment management company.
There are no arrangements or understandings between Mr. Mahaney and any other director or officer of the company or any outside party. Further, there are no transactions involving the company and the newly appointed director which would be reportable pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.
ITEM 9.01. EXHIBITS
The following exhibits are furnished herewith:

EXHIBIT
NUMBER	EXHIBIT DESCRIPTION

99.1	Press Release of Mackinac Financial Corporation dated December 21, 2007
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKINAC FINANCIAL CORPORATION

Date: December 21, 2007	By	/s/ Ernie R. Krueger
Ernie R. Krueger
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT DESCRIPTION

99.1	Press Release of Mackinac Financial Corporation dated December 21, 2007